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                                                                     EXHIBIT 8.1

                                 August 4, 2004

Advanta Business Receivables Corp.
2215 B Renaissance Drive, Suite 5
Las Vegas, Nevada 89119

      Re: Advanta Business Card Master Trust
          Asset Backed Notes

Ladies and Gentlemen:

      We have acted as special tax counsel to Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with the filing by ABRC, on behalf of Advanta Business Card Master Trust, a Delaware common law trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-81788, as amended (the "Registration Statement"), registering its Asset Backed Notes secured by receivables in a portfolio of business revolving credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Indenture (the "Series Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as either Exhibit 4.2 or Exhibit 4.3 to the Registration Statement, and in the case of the AdvantaSeries, a terms document (each, a "Terms Document") between the Trust and the Indenture Trustee, substantially in the form attached to the form of Series Supplement attached as Exhibit 4.3 to the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the form of Indenture.

      We have examined the Registration Statement, the form of Indenture, the forms of Series Supplement, the forms of Notes attached as exhibits to the forms of Series Supplement and the forms of Terms Documents. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of ABRC.

      Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the statements set forth in the prospectus included in the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We hereby confirm and adopt the opinions expressly set forth under the caption "Federal Income Tax Consequences" in the Prospectus.

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      We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

      We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the use of our name under the captions "Legal Matters," "Federal Income Tax Consequences" and "Summary of Terms -- Tax Status" in the Prospectus included in the Registration Statement.

                                Very truly yours,

                                /s/ Wolf, Block, Schorr and Solis-Cohen LLP
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                                WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

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